SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 22, 2001


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



          000-22609                                      84-1339282
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   (Commission File Number)                   (IRS Employer Identification No.)



    1801 California Street     Denver, Colorado                     80202
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     (Address of principal executive offices)                     (Zip Code)



     Registrant's telephone number, including area code: 303-992-1400
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                                 Not applicable
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          (Former name or former address, if changed since last report)
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ITEM 9.           REGULATION FD DISCLOSURE

On March 22, 2001, Joseph P. Nacchio, Chairman and Chief Executive Officer of Qwest Communications International Inc. ("Qwest"), is speaking with a group of investors. At the meeting, Mr. Nacchio is stating the following, among other things:

o Based on the results for January and February, which showed strong growth in Qwest's Business Markets, Wholesale Markets, DSL and certain other businesses, he is comfortable with previously announced guidance of (1) revenue growth of between 11.5% and 12.5% for the 1st quarter of 2001 over pro forma revenues for the 1st quarter of 2000, (2) revenues of $21.3 billion to $21.7 billion (a 12.5% to 14.5% increase over pro forma revenues for 2000) and EBITDA (earnings before interest, taxes, depreciation and amortization) of $8.5 billion to $8.7 billion (a 14.9% to 17.6% increase over pro forma EBITDA for 2000), in each case for 2001, and
      (3) compounded annual growth rates for revenue of 15% to 17% and EBITDA of 20% over the period 2000 to 2005.

o He expects that capital expenditures in 2001 would be approximately $9.5 billion. He expects that in future periods capital expenditures would be less than 2001 levels owing to, among other things, reduced investments required for Section 271 approval.

o To Qwest's knowledge, there are no investigations by the Securities and Exchange Commission regarding Qwest's reported results and knows of no accounting issues or other irregularities.

o As previously announced, Robert S. Woodruff, Qwest's former Chief Financial Officer, resigned as he had planned for several months for personal reasons. His leaving was permitted given the strength and experience of Robin Szeliga, an employee with Qwest since 1997, as an interim Chief Financial Officer.

o Qwest does not have plans to sell a significant number of access lines at the present time, other than approximately 570,000 access lines that are subject to definitive agreements. The pending sales are subject to regulatory approvals and other customary closing conditions.

o Qwest does not have any present intention to be the acquiror in any sizable business combination, including rumored possible business combinations with AT&T Corporation, BellSouth Corporation, Sprint Corporation or WorldCom, Inc.

FORWARD LOOKING STATEMENTS WARNING

This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements,

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including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, Inc. timely or at all and difficulties in combining the operations of Qwest and U S WEST. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention and is based upon, among other things, the existing regulatory environment, industry conditions and market conditions and prices. Qwest may change its intentions, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by Regulation FD or that the information is material or was non-public prior to the disclosure.

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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE: March 22, 2001                     By:  /s/ YASH A. RANA
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                                              Yash A. Rana
                                              Associate General Counsel and
                                              Assistant Secretary

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